UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 4, 2012

The Hartford Financial Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Hartford Plaza, Hartford, Connecticut		06155
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 860-547-5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 4, 2012, Liam E. McGee, Chairman, President and Chief Executive Officer of The Hartford Financial Services Group, Inc. (the “Company”), entered into a Rule 10b5-1 Trading Plan (the “Trading Plan”) to purchase the Company’s common stock as part of a personal stock ownership plan. The Trading Plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934 (“Rule 10b5-1”) and the Company’s policies regarding transactions in its securities. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time a plan is adopted to establish pre-arranged plans to buy or sell company stock.

Under the terms of the Trading Plan, an authorized third-party broker will buy a number of shares equal to $500,000 divided by the closing stock price per share of the Company’s common stock on the day prior to the date the Company’s trading window for the quarter ended March 31, 2012 opens.

All stock purchases under the Trading Plan will be disclosed in accordance with applicable securities laws, rules and regulations through filings with the U.S. Securities and Exchange Commission.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

The Company does not undertake to report other Rule 10b5-1 plans that may be adopted by any officers or directors of the Company in the future, or to report any modifications or termination of any publicly announced plan or to report any plan adopted by an employee who is not an executive officer, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

April 9, 2012	By:	/s/ David C. Robinson
Name: David C. Robinson
Title: Senior Vice President and Corporate Secretary